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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   RETEK INC.


                  RETEK INC., a Delaware corporation, hereby certifies as follows:

                  1. The name of the corporation is Retek Inc. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 30, 1999. The original name of the Corporation was Retek, Inc.

                  2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                      NAME

                  SECTION 1.01. Name. The name of the corporation is Retek Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

                  SECTION 2.01. Agent. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                     PURPOSE

                  SECTION 3.01. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                                   ARTICLE IV
                                  CAPITAL STOCK

                  SECTION 4.01. Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 155,000,000 shares, of which (i) 150,000,000 shares shall be common stock, par value $0.01 per share ("Common
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Stock"), and (ii) 5,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock").

                  Upon the effective date of the filing of this Amended and Restated Certificate of Incorporation, each share of the Corporation's outstanding capital stock shall be converted and reconstituted into 40,000 shares of Common Stock (the "Stock Split"). No further adjustment of any preference or price set forth in this Article IV shall be made as a result of this Stock Split.

                  SECTION 4.02. Common Stock. Each holder of Common Stock shall have one vote on each matter submitted to a vote at a meeting of stockholders, including the election of directors, for each share of Common Stock held of record by such holder as of the record date for such meeting. Except as otherwise required by law or provided in any resolution adopted by the Corporation's Board of Directors (the "Board of Directors") with respect to any series of Preferred Stock, the holders of shares of Common Stock will possess all voting power, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. No provision herein should be interpreted as providing for cumulative voting in the election of directors.

                  SECTION 4.03. Dividends and Distributions. Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board of Directors from time to time, when, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, each holder of outstanding shares of Common Stock shall be entitled to share ratably in such dividends and distributions in proportion to the number of shares of Common Stock held by such holder.

                  SECTION 4.04. Dissolution. Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board of Directors from time to time, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Common Stock shall be entitled to share ratably in the assets of the Corporation to be distributed among the holders of shares of Common Stock in proportion to the number of shares of Common Stock held by such holder.

                  SECTION 4.05. Preemptive Rights. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

                  SECTION 4.06. Preferred Stock. Subject to the terms of any contract to which the Corporation is bound, the Preferred Stock may be issued, if so determined by the Board of Directors, either as a class without series or from time to time in one or more series and with such designation for such class or such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for such class or each such series:

                  (a) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Amended and Restated Certificate of Incorporation, voting rights to be

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exercised either together with the holders of Common Stock as a single class, or independently as a separate class;

                  (b) The rate per annum and the times at and conditions upon which the holders of shares of such class or series shall be entitled to receive dividends, the conditions and dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

                  (c) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

                  (d) The rights to which the holders of the shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (e) The terms, if any, upon which the shares of such class or series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) Any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation (as it may be amended from time to time) and to the full extent now or hereafter permitted by the laws of the State of Delaware; and

                  (g) All shares of Preferred Stock, if issued as a class without series, or all shares of the Preferred Stock of any one series, if issued in series, shall be identical to each other in all respects and shall entitle the holders thereof to the same rights and privileges, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

                                   ARTICLE V
                               BOARD OF DIRECTORS

                  SECTION 5.01. Business. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders or others by law, by this Amended and Restated Certificate of Incorporation, by the Bylaws of the Corporation or by any contract to which the Corporation is bound.

                  SECTION 5.02. Election. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

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                  SECTION 5.03. General. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of its directors and stockholders:

                  (a) The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

                  (b) Prior to the first date on which HNC Software Inc., a Delaware corporation ("HNC"), and/or its affiliates collectively cease to beneficially own an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), the Board of Directors shall consist of seven (7) directors. After the Trigger Date, and subject to the rights, if any, of holders of Preferred Stock the Board of Directors shall consist of not less than three (3) and not more than ten (10) directors, the exact number of directors to be determined as set forth in, or in the manner provided in, the Bylaws of the Corporation. The directors, other than those (if any) who may be elected by the holders of Preferred Stock voting as a separate class, shall be divided, with respect to the time they severally hold office, into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 2000 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting of stockholders shall be elected for a three year term. The initial Class III directors shall be Ward Carey, Charles H. Gaylord, Jr. and Alex W. Hart. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of Preferred Stock or the terms of any contract to which the Corporation is bound, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled only by a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining director, and except as otherwise provided by law or the terms of any contract to which the Corporation is bound, any such vacancy may not be filled by the stockholders of the Corporation; provided, however, that notwithstanding the foregoing, for so long as HNC has the right to nominate persons for election to the Board of Directors of the Corporation pursuant to the Corporate Rights Agreement referenced in Section 13.01 hereof, as such agreement may be amended from time to time (such nominated persons being hereinafter called "HNC Designees"), if a vacancy on the Corporation's Board of Directors is caused by the death, disability, retirement, resignation or removal for cause or otherwise of an HNC Designee, then HNC shall have the sole right to nominate an individual to fill such vacancy on the Corporation's Board of Directors. Any director elected in accordance with the preceding

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sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been fully elected and qualified.

                  (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (as it may be amended from time to time) or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.06 hereof, and such directors so elected shall not be divided into classes pursuant to Section 5.03(b) unless expressly provided by such terms.

                  (d) Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the Bylaws of the Corporation, as amended and in effect from time to time.

                  (e) Prior to the Trigger Date, any or all of the Directors may be removed with or without cause at any time by either (i) the vote of the holders of a majority of the outstanding shares of Common Stock then entitled to vote at an election of Directors, or (ii) by written consent of the holders of the Common Stock pursuant to Section 6.01 hereof. After the Trigger Date, any or all of the Directors may be removed only with cause at any time by vote of the holders of a majority of the Common Stock then entitled to vote at an election of Directors.

                  (f) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, after the Trigger Date, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.

                                   ARTICLE VI
                               STOCKHOLDER ACTION

                  SECTION 6.01. Action By Written Consent. Prior to the Trigger Date, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that effective as of and after the Trigger Date, unless otherwise required by applicable law, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

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                  SECTION 6.02. Special Meetings. Effective as of and after the
Trigger Date, unless otherwise prescribed by law and subject to any preferential rights of any outstanding series of Preferred Stock created by the Board of Directors from time to time, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President or, at the request in writing of a majority of the members of the Board of Directors, any officer of the Corporation, and effective as of and after the Trigger Date, any power of the stockholders of the Corporation to call a special meeting is specifically denied, provided, however, that prior to the Trigger Date, the Corporation shall call a special meeting of the stockholders of the Corporation promptly upon the request of HNC or any of its affiliates (other than the Corporation or any subsidiary of the Corporation), in each case if such entity is a stockholder of the Corporation.

                  SECTION 6.03. Amendment. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, after the Trigger Date, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                  ARTICLE VII
                                 INDEMNIFICATION

                  SECTION 7.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any

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claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01(a) and (b) hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under Section 7.01(a) and (b) hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01(a) and (b) hereof. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (g) For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with

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respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (h) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

                  (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 7.02. Insurance for Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation has the power to indemnify such person against such liability under this Article VII or the provisions of
Section 145 of the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII
                                     BYLAWS

                  SECTION 8.01. Amendment of Bylaws. The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted
(i) at any annual or special meeting of stockholders or, to the extent permitted hereby, the written consent of the stockholders, by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock entitled to vote on that matter, provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with, Sections 2.02, 2.04, 2.11, 3.02, 3.04 or 3.05 of the Bylaws, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Common Stock then outstanding, voting together as a single class, or (ii) by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

                  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

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                                   ARTICLE IX
                      LIMITATION ON LIABILITY OF DIRECTORS

                  SECTION 9.01. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE X
                             CORPORATE OPPORTUNITIES

                  SECTION 10.01. Purpose. In anticipation that the Corporation will cease to be a wholly-owned subsidiary of HNC, but that HNC will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and HNC may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with HNC (including possible service of officers and directors of HNC as officers and/or directors of the Corporation), the provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve HNC and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                  SECTION 10.02. No Duty to Refrain. HNC shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither HNC nor any officer or director thereof (except as provided in Section 10.03 below) shall be liable for breach of any fiduciary duty by reason of any such activities of HNC. In the event that HNC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both HNC and the Corporation, HNC shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that HNC pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                  SECTION 10.03. Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director or officer of HNC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and HNC, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of HNC, shall belong to the Corporation; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of HNC shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her

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capacity as a director of the Corporation, and otherwise shall belong to HNC;
and (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and HNC shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to HNC.

                  SECTION 10.04. Successors. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.

                  SECTION 10.05. Definitions. For purposes of this Article only:

                  (a) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is a full-time employee of the Corporation; and

                  (b) (1) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (2) the term "HNC," for the purpose of this Article only, shall mean HNC and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (1) of this paragraph Section 10.05(b)) in which HNC beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                  SECTION 10.06. Expiration. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article shall expire on the date that HNC ceases to own beneficially Common Stock representing at least 25% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of HNC; and (ii) in addition to any vote of the stockholders required by this Amended and Restated Certificate of Incorporation, until the time that HNC ceases to own beneficially Common Stock representing at least 25% of the total voting power of all classes of outstanding Common Stock of the Corporation, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Common Stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of HNC, or adopt any provision adverse to the interests of HNC and inconsistent with, any provision of this Article. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.


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                                   ARTICLE XI
         AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                  SECTION 11.01. Amendment. Subject to any contract to which the Corporation is bound, the Corporation reserves the right to amend, alter, restate, change or repeal an provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

                                  ARTICLE XII
                              BUSINESS COMBINATIONS

                  SECTION 12.01. Applicability of Section 203. The Corporation shall not be and hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, as in effect on the date this provision becomes effective or as it may hereafter be amended ("Section 203"), until such time as HNC (or any corporation or other entity into which HNC has merged or consolidated in a statutory merger or consolidation) owns (as defined by Section 203) less than fifteen percent (15%) of the Corporation's outstanding voting stock (as defined in Section 203).

                                  ARTICLE XIII
                                  MISCELLANEOUS

                  SECTION 13.01. Contracts References. Whenever in this Amended and Restated Certificate of Incorporation the phrase "any contract to which the Corporation is bound" or a similar phrase is used, the reference therein to a contract to which the Corporation is bound shall specifically include, without limitation, that certain Separation Agreement entered into among the Corporation, HNC and Retek Information Systems, Inc., as such may be amended from time to time, and that certain Corporate Rights Agreement among the Corporation, HNC and Retek Information Systems, Inc., as such may be amended from time to time, and the contents of such contracts shall be deemed to have been incorporated herein by reference.

                  This Amended and Restated Certificate of Incorporation shall become effective at 8:00 a.m. (Wilmington, Delaware time), November 23, 1999.

                  IN WITNESS WHEREOF, RETEK INC. has caused this certificate to be signed by Gordon Masson, its President, and attested by Gregory A. Effertz, its Secretary, on this twenty-second day of November, 1999.

                                           RETEK INC.


                                           By: /s/ John Buchanan
                                              -------------------------
                                              Name:  John Buchanan
                                              Title: Chairman and Chief
                                                     Executive Officer


ATTEST:

/s/ Gregory A. Effertz
--------------------------
Name:   Gregory A. Effertz
Title:  Secretary